CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 10.1
2ND AMENDMENT TO SAND SUPPLY AGREEMENT
This amendment (the “Amendment”), dated June 10, 2014 (the “Amendment Effective Date”) is by and between Superior Silica Sands LLC (the “Supplier”) and Schlumberger Technology Corporation (the “Company”). Company and Supplier are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”
Company and Supplier entered into that certain Sand Supply Agreement dated May 31, 2011, as amended by that certain Amendment to Sand Supply Agreement dated November 15, 2012 (together, the “Agreement”), detailing and governing the Supplier’s products and/or services for Company. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
The Parties now wish to further amend the Agreement by modifying the Parties’ volume and pricing commitments as set forth in the Agreement as follows:

1.	Volume Commitments:

a.
Supplier agrees to use commercially reasonable best efforts to supply to Company, and Company agrees to use commercially reasonable best efforts to purchase from Supplier, the following volumes of the Product:

i.	For two (2) years immediately following the Amendment Effective Date, 2.5 million Tons per year.

ii.
Following the two (2) year period referenced above, upon sixty (60) days written notice to the other Party, Supplier or Company may reduce the volume commitment to 1 million Tons per year for the remainder of the Term; provided, however, that Company shall have the option to reject such reduction within fourteen (14) days of receiving notice from Supplier by giving written notice of the rejection to Supplier.

b.
Notwithstanding the volume commitments set forth above, from the Amendment Effective Date until the establishment of Supplier’s operations in Arland, Wisconsin, the annualized tonnage of Product to be supplied hereunder shall be 1.5 million Tons. Until establishment of Supplier’s Arland, Wisconsin operations, under no circumstances shall Supplier’s failure to supply more than 1.5 million Tons on an annualized basis be deemed a breach of its obligations under the Agreement.

2.	Pricing Commitment:

a.	Company agrees to pay Supplier the following prices for the Product for the remainder of the Agreement term:

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*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Grade	Price Per Net Ton
***	***
Except as specifically amended herein, all provisions of the Agreement shall remain unchanged and in full force and effect. No representations, memoranda, agreements or other matters, oral or written, prior to the execution of this Amendment shall vary, alter or interpret the terms hereof
Agreed and valid as of the Amendment Effective Date:

SCHLUMBERGER TECHNOLOGY CORPORATION	SUPERIOR SILICA SANDS LLC

/s/ Robert Bergeron	/s/ Richard J. Shearer
By	By

Robert Bergeron	Richard J. Shearer
Print Name	Print Name

Vice President	President & CEO
Title	Title

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*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.